UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2013

KLEVER MARKETING, INC.

(Name of small business issuer as specified in its charter)

Delaware	000-18834	363688583
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5320 South 900 East, Suite 120 Salt Lake City, UT 84117-7250

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (801) 847-6444

____________________________________________________________________

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Merger Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Merger Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Merger Act (17 CFR 240.13e-4(c))

Items 4.01 Changes in registrant’s certified accountants.

Previous independent registered public accounting firm

On February 25, 2013, our Board of Directors was notified by it’s auditors, Haynie & Company, that the firm would resign effective immediately.

Haynie & Company’s report on the Company's financial statements on the past two fiscal years ended December 31, 2011 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principle, except that the report of Haynie & Company on the Company's financial statements contained an explanatory paragraph which noted that there was substantial doubt about the Company's ability to continue as a going concern.

During the past two fiscal years ended December 31, 2011, and through the subsequent interim period through February 25, 2012, there were no disagreements between the Company and Haynie & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Haynie & Company’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report on the financial statements of the Company for such year. During the two fiscal years ended December 31, 2011, and through the subsequent interim period through February 25, 2012, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

On February 25, 2013, the Company provided Haynie & Company with a copy of this disclosure set forth under this Item 4.01 and requested Haynie & Company to furnish an updated letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the above statements. A copy of the letter from Haynie & Company is attached hereto as Exhibit 16.1.

New independent registered public accounting firm

The newly appointed auditors for the company, HJ & Associates of Salt Lake City, have been selected and approved by the audit committee and board of directors effective immediately. In compliance with the requirements of Item 3.04 of Regulation S-K, the company’s board of directors reports as follows:

Since our inception in 1996, and through the date of this report, neither we, nor anyone on our behalf, has consulted with HJ & Associates regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and either a written report was provided to us or oral advice was provided that the accountant concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions to this item) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K). The former auditors’ last two year reports did not contain any material adverse information concerning the company other than a reservation of the company’s entitlement to continue as a going concern and that the company must make changes to come into compliance with internal control requirements of Section 404 of the Sarbanes-Oxley Act. The Company has given previous description of its ongoing implementation of such Section 404 compliance procedures.

Based upon notice of the independent auditors of their desired intent to resign, the resignation was reviewed and accepted by the audit committee and then the board of directors..

Item 9.01 Financial Statements and Exhibits.

Item No.	Description
16.1	Letter dated February 25, 2013, from Haynie and Company

Klever Marketing, Inc.

Date: February 25, 2013
/s/Paul G. Begum
Paul G. Begum
Acting Chairman of the Board And President